Prospectus

Promodoeswork.com, Inc

5,100,000 Shares of

$0.001 Par Value Common Stock

This is a public offering of 5,100,000 shares of $0.001 Par Value Common Stock of Promodoeswork.com, Inc. (“Promodoeswork” or the “Company”).  The Shareholders listed on pages 7 and 8 are selling 4,600,000 of those shares (the “Selling Shareholders”). None of these Shareholders are Officers, Directors or holders of more than 10% of the issued and outstanding shares of the Company’s common stock.   Also, the Company is offering 500,000 shares of common stock under this Prospectus.  The Shareholders’ offering of 4,600,000 shares (the “Shareholder Shares” when discussed specifically or the “Shares” when discussed together with the Company Shares) and the Company’s offering of 500,000 shares (the “Company Shares” when discussed specifically or the “Shares” when discussed in together with the Shareholder Shares) together constitute the “Offering.”  The offering of the Company Shares may be referred to herein as the “Company Offering” to distinguish it from the offering of the Shareholder Shares.

The Company Shares are being offered on a best efforts basis by our officers and directors.  No commission or other compensation related to the sale of the shares will be paid to our officers or directors.  Our officers and directors will not register as broker-dealers with the Securities and Exchange Commission in reliance on Rule 3a4-1 of the Securities Exchange Act.  We have not entered into any underwriting agreement, arrangement or understanding for the sale of Shares being offered.

There is currently no public market for our common stock. Therefore, the Selling Shareholders will sell their stock at $.10 per share until, and if, the securities are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  Promodoeswork intends to apply to have the common stock quoted on the OTC Bulletin Board. No trading symbol has yet been assigned.

This Offering involves a high degree of risk, see "Risk Factors" beginning on page 4, to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state securities commission, nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The Company Offering:

500,000 Shares Offered	Price Per Share	Total
Public Price	$0.10	$50,000
Underwriting Discounts and Commissions		$0.00
Total		$50,000

 This is a "self-underwritten" public Offering, with no minimum purchase requirement.  Shares offered by the Company will be offered on a best efforts basis.

1. Promodoeswork is not using an underwriter for the Company Offering.

2. There is no arrangement to place the proceeds from the Company Offering in an escrow, trust or similarly segregated account. Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. Any funds raised from this Company Offering will be immediately available to Promodoeswork.com, Inc for its use.

3. The closing date for the Company Offering is June 30, 2008, or any other time as the Board of Directors deems appropriate.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is January 1, 2008.

TABLE OF CONTENTS

Item No.	Item in Form SB-2 Prospectus Caption	Page No.
1	Front of Registration Statement and Outside Front Cover Page of Prospectus	1
2	Inside Front and Outside Back Cover Pages of Prospectus	2
3

Summary Information and Risk Factors

     *Promodoeswork May Fail Because It May Not Earn A Profit Due To A Lack Of Operational Experience

     *Promodoeswork May Fail Because It Will Be Unable To Secure Appropriate Products For Re-Sale

     *Promodoeswork May Fail Because It May Be Unable To Secure Retail Space From Which To Conduct Business

    *Promodoeswork May Fail Because It May Be Unable To Compete Against Strong, Well-Established Competitors

    *Difficulty for Promodoeswork Stockholders to Resell Their Stock Due to a Lack of Public Trading Market

    *Promodoeswork May Fail Because It May Be Unable To Secure Additional Financing

    *Promodoeswork May Fail Because It May Be Unable To Attract And Retain Experienced Management

     *Promodoeswork Stock May Be Difficult To Resell Because The Company Has No Expectations To Pay Cash Dividends In The Near Future

    *Promodoeswork’s Auditor Has Expressed Doubts As To Promodoeswork’s Ability To Continue As A Going Concern

		4
4	Use of Proceeds	7
5	Determination of Offering Price	8
6	Dilution	9
7	Selling Security Holders	9
8	Plan of Distribution	13
9	Legal Proceedings	14
10	Directors, Executive Officers, Promoters and Control Persons	14
11	Security Ownership of Certain Beneficial Owners and Management	15
12	Description of Securities	15
13	Interest of Named Experts and Counsel	16
14	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	16
15	Organization within Last Five Years	16
16	Description of Business	16
17	Plan of Operation	18
18	Description of Property	21
19	Certain Relationships and Related Transactions	21
20	Market for Common Equity and Related Stockholder Matters	21
21	Executive Compensation	21
22	Financial Statements	22
23	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	22

Until February 9, 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Item 3.   Summary Information and Risk Factors

Prospectus Summary.

The Company

Promodoeswork.com, Inc was incorporated on January 25, 2007, in the state of Nevada. Our principal executive offices are located at 6972 Coach Lamp Drive, Chilliwack, British Columbia, Canada, V2R 2Y7. Our telephone number is (604) 858-0172.  As of the date of this Prospectus, we have no revenues or operations.

We are a development stage company.  We have not had any revenues or active business operations and we have few assets.  We do not expect to generate any  revenues for at least six months following the effective date of the registration statement accompanying this Prospectus.

Since incorporating, we have not made any significant purchases or sales of assets, nor have we been involved in any mergers, acquisitions or consolidations. We have never declared bankruptcy, we have never been in receivership, and we have never been involved in any legal action or proceedings.

We are in the process of establishing ourselves as an on-line retailer of promotional apparel. We plan tooffer a wide variety of tee shirts, golf shirts, jackets, caps and sports cloths with custom designed silk screened or embroidered logos, monograms or art work   Customers will be able to either supply their own art work or have us design artwork for their use.  We will not be manufacturing any products, nor will we be carrying any inventory.  When sales are made, we will purchase the apparel items directly from wholesalers then we will have independent contractors apply the silk screening or embroidery and ship the finished product to the customer.

It is doubtful that we will be able to continue as a going concern unless we begin to generate sufficient revenues to sustain our business.  If we are unable to generate sufficient revenues we will be forced to obtain financing through other means such as additional offerings of our securities, obtaining loans from third-parties or other forms of financing.  We currently do not possess sufficient funds to implement our business plan,  develop our market or promote the company.  Furthermore, we cannot guarantee that if we require additional funding that we will have access to such funding or that such funding will be available to the Company on acceptable terms. We believe it will take from one (1) to two (2) months, after this registration becomes effective, to raise capital for completion of the implementation of our business plan.

We anticipate that we will continue to sustain net losses for the foreseeable future. As of June 30, 2007, our accumulated deficit was $905.

There is currently no public market for the common stock. We will be applying to have our common stock quoted on the OTC Bulletin Board but cannot guarantee that our stock will ever be quoted on the OTC Bulletin Board or that a public market will ever develop for our common stock. There currently is no trading symbol associated with our common stock.

Summary Financial Information

The following information was taken from Promodoeswork’s financial statements for the period from inception (January 25, 2007) through the quarter ended June 30, 2007 (audited) appearing elsewhere in this filing.  This information should be read in conjunction with such financial statements and the notes thereto.

BALANCE SHEET	As of Period Ended June 30, 2007
Total Assets	$51,095
Total Liabilities	-
Shareholders’ Equity	51,095

OPERATING DATA	January 25, 2007 (Inception) through June 30, 2007
Revenues	$0
Net Loss	(905)
Net Loss Per Share	(0.00)

Please see Item 17, “Plan of Operation”, and Item 22, “Financial Statements”, for a more complete disclosure of our financial position.

The Offering

This Prospectus pertains to a total of 5,100,000 of common stock of Promodoeswork.com, Inc., a development stage company incorporated in Nevada.

The Selling Shareholders are offering  up to an aggregate of 4,600,000 shares of our common stock.  The Selling Shareholders acquired the Shareholder Shares from us in a series of private placements completed June 30, 2007. See Item 26 “Recent Sales of Unregistered Securities.”

The Company is also offering a maximum of 500,000 shares of its common stock. The offering price is $0.10 per share. None of the shares being offered by either the Company or the Selling Shareholders are owned by any of our Officers, Directors or Affiliates. Our Officers, Directors and Affiliates collectively own 4,200,000 shares of restricted Common Stock.

There is currently no market for Promodoeswork stock.

Common stock outstanding before the Offering	8,800,000
Maximum shares being Offered by the Company	500,000
Maximum common shares outstanding after the Offering	9,300,000

Risk Factors

The securities Offered hereby are highly speculative and should be purchased only by persons (“Prospective Investors”) who can afford to lose their entire investment in Promodoeswork.  Prior to acquiring shares of our common stock each Prospective Investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this Prospectus.

Promodoeswork Has No Operational History: We are a start-up company in its pre-operational development stage. Neither the Company nor its management has any experience in marketing or distributing promotional materials via the Internet.   We may not be aware of all of the problems facing the retailers doing business on the internet. This lack of relevant operational experience could hinder our efforts and prevent us from generating sufficient revenues to sustain us as an active business.  If we are unable to generate sufficient revenues we may be forced to curtail or suspend active operations.

As of June 30, 2007, we sustained operating losses of $905.00 due to incorporation, accounting and legal expenses. The accumulated deficit as at June, 30, 2007 is $905.00.

Promodoeswork Has Not Secured Products For Re-Sale: We have not yet secured a reliable supplier of products for re-sale. Without a reliable supplier of products to offer for sale, we will not be able to generate any revenues.  If we are unable to secure a reliable supply of products, or if the products are deficient in quality, we may not be able to sustain sufficient sales to continue to actively operate our business.

Failure to Complete Website:  The Promodoeswork website, www.promodoeswork.com, is not yet operational.  Our business model depends upon the utilization of a functional and operational website through which we will offer our products and services.  The failure to have an operational and functional website will negatively affect our ability to conduct business and generate revenues.

Inability to Attract Buyers to our Website:  In the past several years, many Internet based businesses have failed because of their inability to attract buyers to their websites, or the inability to attract advertisers to pay for the costs of operating their website(s).  In order for our business to be successful, Promodoeswork must attract buyers.  Promodoeswork will be faced with the same challenges as previous Internet sales companies, and may find it very difficult to attract the level of activity it needs to make the business successful.

Inability to Compete:  Promodoeswork will be competing in an already established marketplace with businesses that have been in the industry for many years.  The chief competitive factors will be quality of service, availability of product, transportation and distribution capabilities, and price.  Our level of success will depend upon, in part, our ability to compete with larger, more established, better funded and seasoned competitors.  If we fail to compete adequately in the marketplace it will have a negative effect on our ability to generate revenues and continue to grow our operations and we may be forced to curtail or suspend active operations.

Additionally, Promodoeswork will be competing with a variety of domestic and international firms.  Those firms have substantially greater financial, product, distribution, transportation and marketing resources than us.  These established competitors will have also achieved a high level of brand recognition.  Many of these competitors have introduced similar services to those contemplated by us, and will be competing directly with us.  Such increased competition may result in price reductions, reduced profit margins and an inability for Promodoeswork to gain market share.  All of these factors will have a material adverse effect on our financial condition and results of operations.

Promodoeswork is currently not competing in these markets because its website is not yet operational.

Promodoeswork Does Not Have a Reliable and Secure Internet Service Provider From Which To Conduct its Business: We intend to rent space for a kiosk type sales facility in a shopping mall in Edmonton Alberta.  If we are unable to secure suitable space, at a reasonable cost, on acceptable terms it will be very difficult if not impossible for us to actively implement our business plan and continue to operate as an active business.  We would be required to offer products only over the Internet and through direct sales, and we do not believe this will provide sufficient revenues to implement our business plan and we may be forced to acquire additional sources of capital and/or curtail or suspend operations.  If we are unable to locate additional sources of capital and/or generate sufficient revenues to continue actively operating our business, Prospective Investors who purchase our stock may lose some or all of their investment in the Company.

Promodoeswork May Not Be Able To Secure Additional Needed Financing: We may require additional financing in order to continue to implement our business plan and grow our operations.  Such financing, if required, may not be forthcoming and even if additional financing is available, it may not be available on terms that we find favorable. Many development stage companies such as ours have difficulty securing financing, especially when financial markets are volatile, and then terms of such financing, if and when offered, may be too onerous to accept. In the event we require additional financing, the failure to secure such additional financing on favorable terms will have a negative effect on our ability to conduct our business and we may be forced to alter our business plans and operations which may have a negative effect on any market that may develop for our shares.

There Is No Public Trading Market For the Company’s Common Stock.

There is presently no public trading market for our common stock, and we cannot guarantee that an active public trading market will be established or sustained in the foreseeable future. We intend to have our common stock quoted on the OTC Bulletin Board as soon as practicable, however, there can be no assurance that our shares will be quoted on the OTC Bulletin Board. Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock.

Promodoeswork May Be Unable To Attract And Retain Experienced Management:

The long-term success of our business is largely dependent upon our ability to attract and retain qualified management professionals.  Our officers and directors have agreed to manage and staff the company on an interim basis; however there are currently no long term commitments in place.  At the present time, our company does not have the financial resources to even begin looking for experienced management, nor have we budgeted for those expenses out of the first year’s operations.  It is doubtful that we can be successful if we are unable to attract and retain qualified experienced management and it will be difficult to find the money to retain qualified experienced management until we have begun to implement our business plan and generate revenues.

The Company Does Not Expect To Pay Dividends In The Near Future:  The holders of our common stock are entitled to received dividends when, and if, declared by the Board of Directors.  We do not expect to declare and/or pay any  dividends in the foreseeable future.  Instead intend to retain any and all earnings to finance the growth of our business.  To date, we have not paid cash dividends on our common stock.  This lack of an ongoing return on investment may make it difficult for our stockholders to sell our common stock at prices acceptable to them if at all.  The inability to liquidate an investment in our stock may cause Prospective Investors who acquire our stock to lose some or all of their investment in the Shares being offered.

Promodoeswork's Auditor Has Expressed Doubts As To Promodoeswork's Ability To Continue As A Going Concern: In the opinion of our auditor, Note D to the Financial Statements below, without realization of additional capital, it would be unlikely for the Company to continue as a going concern.

Item 4. Use of Proceeds

We will not receive any proceeds from the sale of Shareholder Shares being Offered by the Selling Shareholders.

We intend to raise up to $50,000 from the sale of 500,000 shares of our common stock being offered by the Company at the offering price of $0.10 per share. The Company Offering has a maximum amount of $50,000, and no minimum amount to be raised. We have no intention to return any stock sales proceeds to investors if the maximum amount is not raised and any and all amounts raised by the Company from the Company Offering will be immediately available for use by the Company.

Prospective Investors should note that the Company has already raised a total of $52,000 from the sale of its common stock. A total of $6,000 has been raised from the sale of stock to Officers and Directors - this stock is restricted and is not being registered as part of the Company Offering or as part of the Shareholder Offering. The offering expenses associated with the Company Offering and the Shareholder Offering are estimated to total $35,000.  As of June 30, 2007 we had a balance of $51,095 in cash.  We believe our cash on hand is sufficient to pay all of the expenses associated with the preparation and filing of the Registration Statement and this Prospectus associated with the Company Offering and the Shareholder Offering.  None of the expenses associated with these Offerings are to be paid out of the proceeds of either of the Offerings.  The entire sum of monies we raise from the Company Offering will be used to finance our Plan of Operations.  One of the purposes of the Company Offering is to create an equity market, which allows us to more easily raise capital in the future by helping to form and establish an active trading market in our common stock.

The following table indicates how we will use the proceeds of the Company Offering. Items are not listed in a priority order.  No offering expenses will be paid from proceeds of either Offering.  Therefore, the gross aggregate proceeds, assuming 100% of the Company Offering is sold, will be $50,000.

Expenditure Item	Amount
Marketing & Promotion	25,000
Website Development	12,500
Furniture & Equipment	5,000
Legal & Accounting	5,000
Website Hosting & Telecom	1,500
Miscellaneous Administrative Costs	1,000
Total	$50,000

The above expenditure items are defined as follows:

Marketing and Promotion Expenses: This item refers to the cost of a basic marketing campaign and the provision of a minimal amount of product information to provide to customers and interested shoppers.

Website Development: The cost associated with preliminary development of the website.

Furniture and Equipment: This expense item refers to items such as a computer, a printer, desks, tables, chairs or other similar items.

Legal and Accounting: This expenditure item refers to the normal legal and accounting costs associated with maintaining a publicly traded company. The amount budgeted is a minimal estimate of costs for the first year of operations.

Website Hosting and Telecom:  This refers to the cost of hosting our website and basic monthly telephone and fax communication services.  The amount indicated covers the first year of operations.

Miscellaneous Administrative Costs: This caption refers to any small miscellaneous costs that have not been otherwise listed, such as bank service charges or other such items.

There is no assurance that we will raise the full $50,000. The following table discloses the break down of how we intend to allocate the proceeds if only 20 percent, 50 percent, or 75 percent of the total Company Offering amount is raised:

Expenditure Item	20%	50%	75%
Marketing and Promotion	500	6,000	16,000
Website Development	5,000	12,500	12,500
Furniture and Equipment	1,000	1,500	2,500
Legal and Accounting Fees	1,500	3,000	$4,000
Website Hosting and Telecom	1,500	1,500	1,500
Miscellaneous Administrative Costs	500	500	1,000
Total	$ 10,000	$ 25,000	$37,500

If only 20% of the offering is sold, we will continue with our development plans, however, only the most necessary tasks will be undertaken. We will focus predominantly on establishing a reliable and appealing website.  We will only purchase the bare necessities for equipment and rely heavily on our officers to continue providing their administrative and clerical support.  We will also set aside plans for marketing and promotional expenditures until such time as funds become available from sales or possibly from future investment. We anticipate that the $10,000 amount would be sufficient to sustain us during the short-term; however, there would be insufficient funds available for furtherance of the plan of operations, as detailed in Item 17 of this prospectus.

In the event that only 50% of the offering amount is raised, we would be able to further our plan of operation; however, our activities would be severely restricted. Without the ability to aggressively pursue our plan of operations, it is likely that it would take much longer to build a profitable business.

If 75% of the total offering amount is raised, there will be sufficient funds to pay a significant portion of all budgeted expenditure items.

 The money we have raised thus far will be sufficient to pay all expenses of both  Offerings. We estimate that amount to be $35,000. The total amount of the money raised from the sale of the 500,000 shares in the Company Offering will be used for the purpose of furthering our plan of operations, as detailed in Item 17 of this Prospectus.

Item 5. Determination of Offering Price

There is no established market for our stock. The offering price for shares sold pursuant to these Offerings is set at $0.10.  Of the4,200,000 shares of stock already purchased by Officers and Directors, 4,000,000 shares were sold for $0.001 per share and the remaining 2,000,000 shares were sold for $0.01 per share. All of the 4,200,000 shares of outstanding stock owned by our Officers and Directors are restricted and are not being registered as a part of either the Company Offering or the Shareholder Offering. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for our stock) and the high level of risk considering our lack of operating history.

Item 6. Dilution

Our common stock is being offered by the Company and by Selling Shareholders at the initial price of $.10 per share. Over the past five years, its officers, directors and affiliated persons have purchased shares of its common stock for $.01 and $0.001 per share. Following is a table detailing dilution to investors if 100%, 75%, 50%, or 10% of the offering is sold.

	100%	75%	50%	10%
Net Tangible Book Value Per Share Prior to Stock Sale	.0058	.0058	.0058	.0058
Net Tangible Book Value Per Share After Stock Sale	.0246	.0207	.0162	.0081
Increase in net book value per share due to stock sale	.0188	.0149	.0104	.0023
Loss (subscription price of $.10 less NBV per share)	.0754	.0793	.0838	.0919

Item 7. Selling Security Holders

The Selling Shareholders named in this Prospectus are offering 4,600,000 of the 5,100,000 total shares of common stock Offered through this prospectus. The Shareholder Shares include the following:

1. 4,600,000 shares of the Promodoeswork's common stock that the Selling Shareholders acquired from Promodoeswork in an offering that was relied upon as being exempt from registration under Rule 506 of Regulation D of the Securities Act of 1933 (the “Act”), and completed on June 1, 2001.

The following table provides as of June 30, 2007, information regarding the beneficial ownership of the common stock held by each of the Selling Shareholders, including:

1. number of shares owned by each Selling Shareholder prior to these Offerings;

2. position with the Company (if any);

3. total number of shares that are to be offered by each Selling Shareholder;

4. total number of shares that will be owned by each Selling Shareholder upon completion of the Shareholder Offering;

5. percentage Company common stock owned by each Selling Shareholder; and

6. identity of the beneficial holder of any entity that owns the Shareholder Shares.

Name and Address of Selling Shareholders.	Family Relationship with Management	Position with Issuer.	Shares owned prior to the Shareholder Offering.	Total number of shares to be offered for Selling Shareholders' account	Total shares to be owned upon completion of the Shareholder Offering	Percent Owned Upon Completion of the Shareholder Offering
Mario Della Vecchia 18025 Addison Pierrefonds, Quebec H9K 1N7	Friend of Derrick Waldman	None	200,000	200,000	200,000	2.15%
Andre Daviau 4976 Norman Pierrefonds, Quebec H8Z 2M7	Friend of Derrick Waldman	None	100,000	100,000	100,000	1.1%
Carl Daviau 8254 St. Denis Montreal, Quebec H2P 2G6	Friend of Derrick Waldman	None	100,000	100,000	100,000	1.1%

Jean Waldman 201 - 1130 Bonin St. Laurent, Quebec H4R 1S3	Sister of Louis Waldman	None	100,000	100,000	100,000	1.1%
W. R. Cox 10172 Beaver Cres. Chilliwack, BC V2P 7X4	Friend of Louis Waldman	None	100,000	100,000	100,000	1.1%
Richard Joiner 46021 Knight Road Chilliwack, BC V2R 1B7	Friend of Louis Waldman	None	100,000	100,000	100,000	1.1%
Kathy van Basten 18 - 9473 Hazel Street Chilliwack, BC V2P 5M9	Friend of Louis Waldman	None	100,000	100,000	100,000	1.1%
Dan van Basten 15 - 6434 Vedder Rd. Chilliwack, BC V2R 3V7	Friend of Louis Waldman	None	100,000	100,000	100,000	1.1%
Adair Butler 5913 Glendale Drive Chilliwack, BC V2R 3A6	Friend of Louis Waldman	None	100,000	100,000	100,000	1.1%
Phoebe van Basten 46280 Greenwood Chilliwack, BC V2R 4C3	Friend of Louis Waldman	None	100,000	100,000	100,000	1.1%
Rodney Wagner 5732 Montesina Chilliwack, BC V2R 3E1	Friend of Louis Waldman	None	100,000	100,000	100,000	1.1%
Raymond Patriquin 9470 Carnarvon Road Port Hardy, BC V0N 2P0	Friend of Louis Waldman	None	100,000	100,000	100,000	1.1%
Robert Tomalty 7692 Dufresne LaSalle, Quebec H8N 1V6	Friend of Derrick Waldman	None	100,000	100,000	100,000	1.1%
Natalie Phillips 6395 Cota de Liesse St. Laurent, Quebec H4T 1E5	Niece of Louis Waldman	None	100,000	100,000	100,000	1.1%

Michel Proteau 6833 Place de Nevers Montreal, Quebec H4K 1E4	Friend of Derrick Waldman	None	100,000	100,000	100,000	1.1%
Terry Fisher 9564 Ashwell Road Chilliwack, BC V2P 3V8	Friend of Louis Waldman	None	100,000	100,000	100,000	1.1%
Dave Akehurst 9415 Ford Road Rosedale, BC V0X 1X0	Friend of Louis Waldman	None	100,000	100,000	100,000	1.1%
Jason Moniz 4879 Bennett Laval, Quebec H7W 4L3	Friend of Derrick Waldman	None	200,000	200,000	200,000	2.15%
Viucenzo Eufemia 11405 Ethier Montreal Nord, Quebec H1H 3H2	Friend of Derrick Waldman	None	200,000	200,000	200,000	2.15%
Lucia Florio 3447 Mont Joly Montreal Nord, Quebec H1H 2Y2	Friend of Derrick Waldman	None	200,000	200,000	200,000	2.15%
Fernando Rodrigues 415 Chemin Champagne Sainte Calixte, Quebec J0K 1Z0	Friend of Derrick Waldman	None	200,000	200,000	200,000	2.15%
Manuel Rodrigues 850 Chatelaine Laval, Quebec H7W 4J1	Friend of Derrick Waldman	None	200,000	200,000	200,000	2.15%
Gregg Iwaniuk 66 2nd Avenue North Roxboro, Quebec H8Y 2L2	Friend of Derrick Waldman	None	200,000	200,000	200,000	2.15%
Scott Brown 113 Royal Birch Heath NW Calgary, AB T3G 5T8	Friend of John Spencer	None	200,000	200,000	200,000	2.15%
James Elliott 309 Donegani Avenue Pointe Claire, Quebec H9R 2W5	Friend of Derrick Waldman	None	100,000	100,000	100,000	2.15%

Ross Russell 780 McCombs Drive Harrison Hot Springs, BC V0M 1K0	Friend of Louis Waldman	None	100,000	100,000	100,000	2.15%
Gilles Proteau 217 - D Rue Belleavance Saint Romain, Quebec G0Y 1L0	Friend of Derrick Waldman	None	100,000	100,000	100,000	2.15%
Elsie Dechene 3 - 1985 Albert Murphy Chomedey, Quebec H7T 1T1	Sister of Louis Waldman	None	100,000	100,000	100,000	2.15%
William C. Thompson 105 - 6338 Vedder Rd Chilliwack, BC V2R 3R2	Friend of Louis Waldman	None	100,000	100,000	100,000	2.15%
Scott Alcock 51 Gleneagles Terrace Cochrane, AB T4C 1W4	Friend of John Spencer	None	200,000	200,000	200,000	2.15%
Debby Sisson 25 Prestonway Drive Bowmanville, ON L1C 4S8	Friend of John Spencer	None	100,000	100,000	100,000	1.1%
Michael Efthimiopoulos 111 - 9473 Broadway Chilliwack, BC V2P 5T8	Friend of Louis Waldman	None	100,000	100,000	100,000	1.1%
Lisa Spencer 5510 164th Avenue Edmonton, AB T5Y 3L1	Wife of John Spencer	None	100,000	100,000	100,000	1.1%
Gloria Adams 2926 McCall Court Abbotsford, BC V3G 1H3	Friend of Louis Waldman	None	100,000	100,000	100,000	1.1%
Ronald J. Adams 46229 Belair Drive Chilliwack, BC V2P 3R5	Friend of Louis Waldman	None	100,000	100,000	100,000	1.1%
Janet Grosart 110 - 9193 Spadina Ave Chilliwack, BC V2P 7S5	Friend of Louis Waldman	None	100,000	100,000	100,000	1.1%

Locke Duncan 8947 Craven Place Chilliwack, BC V2P 6Y6	Friend of Louis Waldman	None	100,000	100,000	100,000	1.1%
Totals			4,400,000	4,400,000	4,400,000	47%

Except as otherwise noted in this list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the Selling Shareholders sells shares of common stock not being offered in this Prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 8,800,000 shares of common stock outstanding on June 30, 2007 plus the 500,000 shares of common stock to be registered for sale as a part of the Company Offering. The total therefore being, 9.300,000 which includes 4,200,000 common shares currently owned by Officers and Directors. These 4,200,000 shares of common stock are restricted shares are not being registered in either the Shareholder Offering or the Company Offering.

None of the Selling Shareholders or their beneficial owners:

(a) has had a material relationship with Promodoeswork, other than as a shareholder at any time within the past three years; or

(b) has ever been an Officer or Director of Promodoeswork or any of its predecessors or affiliates

Item 8. Plan of Distribution

This Prospectus relates to a total of 5,100,000 shares of common stock of Promodoeswork.com, Inc.

An aggregate of up to 4,600,000 shares of our common stock may be offered and sold pursuant to this Prospectus by the Selling Shareholders.  The Selling Shareholders acquired these shares from us in a private placement  completed June 30, 2007.  We will not receive any of the proceeds resulting from the sale of the shares held by the Selling Shareholders.

We have proposed a fixed selling price of $.10 per share.  Non-affiliated selling shareholders must sell at this price until a public market is established for our shares or until the prevailing market dictates otherwise.  At such time, the Selling Shareholders may sell our common stock in the over-the-counter market; on any securities exchange on which our common stock is or becomes listed or traded; in negotiated transactions, or otherwise.  The Selling Shareholders may sell our common stock at market prices prevailing at the time of sale, or at prices related to the market price, or at other negotiated prices.  The shares will not be sold in an underwritten public offering.

The Shareholder Shares may be sold directly or through borkers or dealers.  Each of the Selling Shareholders and any broker-dealers participating in their sales of our stock may be deemed underwriters within the meaning of Section 2(11) of the Securities Act of 1933.  Any profit on the sale of shares by the Selling Shareholders and any commissions or discounts given to participating broker-dealers may be deemed underwriting commission or discounts.  Underwriters must comply with time and volume restrictions on sales of stock under Rule 144 of the Securities Act of 1933.  Rule 144 restricts sales by underwriters, brokers, dealers and affiliates o the registrant.  Subject to Rule 144, any Selling Shareholders who are deemed underwriters would be prevented from selling their shares for a period of one year after the shares were paid for and would not be able to sell more than 10% of the total outstanding shares during any ninety day period.

We are also offering a maximum of 500,000 new shares of our common stock as a part of the Company Offering.  There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making. All the shares will be issued to business associates, friends, and family of current shareholders and principles of the Company. Our Officers, Directors and Control Persons, Masseurs Waldman, Waldman and Spencer intend to rely on Rule 3a4-1 of the Securities Exchange Act of 1934, which exempts certain associated persons of the Company from the definition of a broker, if such associated person will not be compensated directly or indirectly from the sale of securities, are not an associated person of a broker or dealer, nor have they been so associated within the previous twelve months, primarily perform substantial duties as Officers and Directors that are not in connection with the sale of securities, and have not nor will not participate in the sale of securities more than once every twelve months.  The officers or directors, existing stockholders and affiliates of Promodoeswork will not purchase shares under this offering, and will not sell any shares under this offering.

We plan to offer our shares to the public, with no minimum amount to be sold, and will keep the offering open until it sells all of the shares it is registering, or  June 30, 2008, which ever occurs first.

Item 9. Legal Proceedings

We are not a party to any pending legal proceedings.

Item 10. Directors, Executive Officers, Promoters and Control Persons

Louis Waldman, President, Member of the Board of Directors, age 66. Term of service commenced January 26, 2007, effective for one year – renewable.

Mr. Waldman has 18 years experience in the stock market.  He started with the Montreal Sock Exchange in 1958 as a Page Boy then Board Marker.   He was soon hired by the brokerage firm Jones Heward & Co.  He continued to work the floor of the Montreal Stock Exchange in various training positions until he became a trader.  Mr. Waldman continued to work as a trader and on the order desk until he joined the Royal Canadian Mounted Police (RCMP) in 1976.

Mr. Waldman’s RCMP career included a number of various work assignments, including commercial crime and security.  He retired from the RCMP in 1998.

From 1978 to the present Mr. Waldman has worked with his wife building and operating a retail promotional products business.  In 1990 Mrs. Waldman opened a retail sales outlet in Chilliwack BC.  Mr. Waldman helped his wife on a casual basis until his retirement in 1998.  In 1998 Mr. Waldman joined his wife full-time until she sold the business in 2003.

Since 2003 Mr. Waldman has continued to work in the promotional product business servicing a small number of long-term clients.

As President, Mr. Waldman has assumed the leadership role and accepted overall responsibility for the development of the Company.  Mr. Waldman currently spends about five percent (5%) of his working day doing work for Promodoeswork.  As our business grows Mr. Waldman anticipates devoting more of his working time to managing Company affairs.

Derrick Waldman, Secretary/Treasurer, Member of the Board of Directors, age 41. Term of service commenced January 26, 2007, effective for one year – renewable.

Mr. Waldman joined the Canadian Armed Forces in 1985.  He undertook Avionics Technician training and remained with the armed forces until 1989.

In 1989 Mr. Waldman took a position with Air Canada as an Avionics Technician.  He remains currently employed by Air Canada in a supervisory capacity.

Although Mr. Waldman has no formal business education or full-time experience in the promotional products industry, he has many years of casual experience working with the family business.  Mr. Waldman has a very thorough understanding and extensive hands-on experience with both the silk screening and embroidery processes.   He also has excellent computer and internet skills.

John Spencer, Member of the Board of Directors, age 40. Term of service commenced January 26, 2007, effective for one year – renewable.

Mr. Spencer joined the Canadian Armed Forces in 1987.  He carried out a number of duties including a transportation dispatcher and instructor.  Mr. Spencer intends to retire from military service in February 2008.

Although Mr. Spencer has no formal business education or full-time experience in the promotional products industry, he worked casually from 1993 to 1995 with the Waldmans at their retail promotional products store in Chilliwack.

Mr. Spencer is familiar with silk screening and embroidery processes, and he has excellent computer and internet skills.

Family Relationships

Mr. Derrick Waldman is the son of Mr. Louis Waldman.  Mr. John Spencer is the son-in-law of Mr. Louis Waldsman and the brother-in-law of Mr. Derrick Waldman

Legal Proceedings.  During the past five years, none of our Directors or Officers has been a party to any bankruptcy proceeding; has been convicted in a criminal proceeding; is subject to any order, judgment or decree of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and been found by a court of competent jurisdiction, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Item 11. Security Ownership of Certain Beneficial Owners and Management

The following is a table detailing the current shareholders of our stock who own 5% or more of the common stock, and shares owned by our Directors, Officers and Control Persons, as of the date of this Prospectus:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Louis Waldman Director, President 6972 Coach Lamp Drive, Chilliwack B.C., Canada V2R 2Y7	2,000,000	21.5%
Common	Derrick Waldman Director, Sec/Tres 7 – 2075 Patricia, Montreal Quebec, Canada, H4B 1Y7	100,000	1.1%
Common	John Spencer Director 5510 164th Ave., Edmonton, AB Canada, T5Y 3L1	100,000	1.1%
Common	Darryl Mills Significant Investor 9815 Cawley Street, Chilliwack, B.C., Canada V2P 4K8	2,000,000	21.5%
Common	Directors, Officers and significant investors as a group (3)	4,200,000	45.2%

Item 12. Description of Securities

COMMON STOCK

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of Common Stock of $.001 par value. Each record holder of Common Stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation.

Holders of outstanding shares of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of Common Stock have no preemptive, conversion or redemptive rights. To the extent that additional shares of our Common Stock are issued, the relative interest of then existing stockholders may be diluted.

SHAREHOLDERS

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

Item 13. Interest of Named Experts and Counsel

No expert or counsel who was hired on a contingent basis will receive a direct or indirect interest in Promodoeswork or was a promoter, underwriter, voting trustee, director, officer, or employee, of Promodoeswork.

Item 14. Disclosure of Commission Position of Indemnification for Securities Liabilities

According to Section 6.2 of our Articles of Incorporation, we are authorized to indemnify our directors, officers, agents and employees to the fullest extent authorized under Nevada Law subject to certain specified limitations. As permitted by Nevada Statutes, we may indemnify our directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being, or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence, or willful misconduct.

Insofar as indemnification for liabilities originates under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of theSEC, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Item 15. Organization Within Last Five Years

See Certain Relationships and Related Transactions, Item 19, below.

 Item 16. Description of Business

Business Development

Promodoeswork.com, Inc was incorporated on January 25, 2007, in the state of Nevada.  We are a developmental stage company.  We have never conducted operations, we have had no operational revenues and we have few assets.  We have never declared bankruptcy, we have never been in receivership, and we have never been involved in any legal action or proceedings. Since becoming incorporated, we have not made any significant purchase or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. Promodoeswork.com, Inc is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Act, since it has a specific business plan or purpose.  Neither the Company nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Business of Issuer

We are developing a business as an on-line retailer of promotional apparel. We intend to purchase and resell various apparel items such as tee shirts, golf shirts, jackets, caps and sports cloths.  All purchases will be made direct from manufacturers and wholesalers on an “as-is” basis.  We will then have customized silk screened or embroidery logos, monograms, trademarks or other art work applied to the items as per the customer’s instruction.  Customers will be able to either supply their own art work or have us design it for them.  We intend to use contract design services as required.  The silk screening and embroidery work will also be applied by independent contractors, and the shipping will be contracted as well.

Principal Products and Services

We will be offering custom embroidered and silk screened tee shirts, golf shirts, jackets, caps and sports cloths to consumers via the internet.  All products offered will be obtained from existing manufacturers and wholesale distributors.  Customers will be able to purchase these apparel items with a custom designed logo, monogram or art work of their choice.

The Market

Promodoeswork will be targeting its marketing towards Canadian businesses, schools, athletic organizations, cultural groups and any other identifiable groups that may be in the market for promotional apparel.  We intend to reach this market via our website on the internet.

Competition and Competitive Strategy

There are no specific barriers to entry in this retail sector.

As a start-up company we will be at a competitive disadvantage in our industry.  The Company will be challenged to build its business from the ground up  and to establish itself as a credible participant in an already existing marketplace.

There are many other companies selling the products we intend to sell; both on the internet and through retail store outlets.

Our competitive strategy will be to offer products from all major manufacturers in a wide variety of quality levels.  We will provide a quick turn-around from the time we get the order to the time it is shipped.  We will also offer very competitive pricing.

Distribution

All sales transactions will be through our website on the internet.  We will be responsible for coordinating everything from the order taking through to the shipping.  We will use independent contractors for finishing and shipping the products.  The shipping method will be as per the customers’ request.  We expect to utilize the postal service, bus lines and package forwarding services such as FedEx or UPS.  Since we will not be manufacturing or finishing our products, and given the custom nature of our products, it will not be necessary for us to carry an inventory.  All finished products will be shipped immediately upon completion of embroidery or silk screening.

Sources and Availability of Products and Supplies

All products and supplies that we require for consumption or re-sale are readily available from numerous sources. Product shortages, restrictions or any other type of limiting factors have not characterized this industry, and there are no indications that such problems will occur in the foreseeable future.  We will not be manufacturing, assembling or processing any of the products, or any part of the products that we will be selling.  We will be purchasing all of our inventory and supplies from wholesalers or manufacturers.

Dependence on One or a Few Major Customers

We do not intend on being dependant upon one or few large customers.  Our business plan calls for the establishment of a broad customer base.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

There are no inherent factors or circumstances associated with this industry or any of the products or services that we plan to provide, which would give cause for any patent, trademark or license infringements or violations. We have also not entered into any franchise agreements or other contracts that have given or could give rise to obligations or concessions.

Governmental Controls and Approvals

As a retailer, the major area for government control or need for government approval would be concerning business licensing, Labor Standards, and Occupational Health and Safety.  Our Officers and Directors are aware of the various requirements in this regard and will make the necessary arrangements as the business grows and employees are hired.

All of the products being offered by us for sale will be purchased from major wholesale distributors and will carry the necessary Government and industry standard approvals.

Existing or Probable Government Regulations

Other than the licensing requirements discussed above, there are no other types of government regulations existing or being contemplated that would adversely affect our ability to operate.

Research and Development Activities and Costs

Our Directors and Officers have undertaken minimal research and virtually no development to date regarding product, location and shipping.  We do not have any plans to undertake any additional research or development in the future.

Compliance With Environmental Laws

There are no environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future to address issues specific to our business.

Facilities

We do not own or rent facilities of any kind.  At present we are operating from our official address that is located within the offices of our President.  Our President provides this space free of charge.  We will continue to use this space for our executive offices for the foreseeable future.

Employees

We have no intention to hire employees until we have begun active  business operations and begun generating sufficient revenues to incur the salary and other expenses associated therewith.  Our Officers and Directors will do whatever work is necessary to bring the business to the point of earning revenues from Internet sales. Human resource planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization. We do not expect to hire any employees before the end of the first year of operations

Rules Governing Low-Priced Stocks that May Effect Ability to Resell Shares

Our Common Stock is currently considered a “penny stock” under federal securities laws since its market price is below $5.00 per share.  Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade our shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

Reports to Security Holders

We will make available to securities holders an annual report, including audited financials on Form 10-K or Form 10-KSB. We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Exchange Act.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Item 17. Plan of Operation

Promodoeswork is a development stage company with no operations, no revenue, no financial backing and few assets.  Our plan of operations is to build a business selling promotional apparel.  We intend to do this by marketing directly to customers through the Internet.  We will start by establishing an Internet storefront within two months of this registration becoming.  We hope to raise $50,000 through this offering.  We have provided a chart below that indicates how we intend to use proceeds in the event we do not raise the entire $50,000 we are seeking from this offering.

Expenditure Item	20%	50%	75%	100%
Marketing and Promotion	500	6,000	16,000	25,000
Website Development	5,000	12,500	12,500	12,500
Furniture and Equipment	1,000	1,500	2,500	5,000
Legal and Accounting Fees	1,500	3,000	$4,000	5,000
Website Hosting and Telecom	1,500	1,500	1,500	1,500
Miscellaneous Administrative Costs	500	500	1,000	1,000

Total	$ 10,000	$ 25,000	$37,500	$50,000

Our founders have an excellent understanding of the promotional apparel industry which they have gleaned through many years of collective experience. Our President, in particular, has substantial hands-on experience and a wide network of industry connections.  We believe these factors will serve us well in building an efficient and effective retail enterprise.

We are currently in the process of identifying specific products and determining reliable suppliers and service providers.  Our President has enjoyed a long working relationship with numerous clothing manufacturers, wholesale suppliers and service providers.  Greater Vancouver has many graphic artists, embroidery service providers and silk screen shops as well as numerous suppliers and contractors in all of these areas.  Our President has agreed to use his longstanding relationships with these contractors and suppliers to build a reliable and cost effective base for our company.

We have no plans to enter into fixed contractual relationships with any contractors or suppliers.  We are not looking for exclusive marketing rights nor do we plan to enter into any agency agreements.  Purchasing apparel will simply be a matter of placing an order with a manufacturer or distributor once we have made the sale.

We have already begun to design and build our website.  Our domain name has been registered and it will be located on the World Wide Web at www.promodoeswork.com.  Within the next month we will be placing a one-page introduction on the Internet.  The page will be updated from time to time, as more information is available.  The website will be fully operational within two months of the effective date of this registration.  We anticipate generating modest revenues from Internet sales shortly after the website is operational.  The website hosting will be contracted from a local Internet Service Provider (ISP).  We have not yet chosen an ISP, however we do not anticipate any problem in finding a supplier at a competitive cost.

As can be seen from the above chart, we place a high priority on the construction of our website.  We have budgeted $12,500 to website design.  This amount remains constant if we can raise 50% or more of the total Company Offering amount of $50,000.  Website hosting and telecommunication costs are budgeted at a constant, but modest amount.  This item too is critical to the success of our business.

Our website will be the initial contact medium for our customers.  All orders will be placed though a “Shopping- Cart” system.  Upon receipt of the order, the order will be checked and a confirmation will be returned to the customer.  Art work will be confirmed; any necessary digitizing will be completed and the customer will be asked to approve a proof of the finished artwork.  Once the customer approved digitized artwork is in hand, the clothing items will be ordered and forwarded to the silk screen or embroidery shop along with the digitized artwork for finishing.  Upon completion the finished goods will be shipped directly.   We will begin accepting and filling customer orders as soon as our website is functional.  We anticipate being able to do so within two months of the effective date of this registration.

We will not be selling or shipping our products outside of Canada, therefore all of the prices appearing on our website will be in Canadian dollars.  There will be an explanation of this policy on our website.  Orders from non-Canadian residents will be declined and the persons placing the order will be advised by e-mail.

During the first stages of growth, our officers and directors will provide their labor at no charge.  They will undertake all administrative tasks, as well as oversee the website and conduct the day to day operations.  They will also provide office equipment and furniture if necessary in the event sufficient funds are not available trough this offering or from sales revenues.  As sales revenues increase we will continue to re-evaluate the staffing situation.  Future staffing considerations will be made on an as needed basis.  We do not anticipate hiring any staff until after the first year of operations.

Although we have not yet settled on a product line or had detailed discussions with potential suppliers, we have found through limited discussions with suppliers and price comparisons with existing retailers that other retailers appear to be marking up these products by approximately 40 percent.  We believe that by staying within the existing pricing range we will be able to effectively compete with our major competitors.  Our marketing strategy will be to offer an extensive line of products covering the full range of quality levels.

How long we will be able to satisfy our cash requirements, and whether we will require additional outside funding in the next twelve months depends on how quickly we can generate sales revenue and how much revenue can be generated. At the present time we only have funds available to complete the expenses of this offering.

If we are unable to raise sufficient funding through the Company Offering or from other sources, we believe we have enough cash on hand to sustain operations for up to six months following the effective date of this Prospectus.  In that event, it will be critical that we begin to realize sales revenues within the aforementioned six month period and that we are able to cover our own expenses by the end of the six month period

We are confident we can meet our financial obligations and pursue our plan of operations if we can either raise  funding through the Company Offering – as described in the Use of Proceeds section –, or begin collecting sales revenues within the first six months following the date of this Prospectus.

We have no plans to undertake product research and development during the term covered by the Registration Statement accompanying this Prospectus. There are also no plans or expectations to purchase or sell any plant and or significant equipment in the first year of operations. Management also has no intention of hiring any full time permanent employees during the first year of operations.

During the first year of operations, we will concentrate our efforts exclusively on building our Internet business within the Canadian marketplace.  As we gain experience and develop sufficient revenues from sales, we will consider expanding our business outside of Canada.

Expenditures

The following chart provides an overview of our budgeted expenditures by major area of activity, for the twelve (12) month period upon effectiveness of this Registration.  The following information and discussion is based on the premise we will raise the entire $50,000 we are seeking from this offering.  Please refer to Item 4, Use of Proceeds for a discussion of how we will allocate funds in the event we do not raise the entire offering objective.

Expenditure Item
Marketing and Promotion	25,000
Website Development	12,500
Furniture and Equipment	5,000
Legal and Accounting Fees	5,000
Website Hosting and Telecom	1,500
Miscellaneous Administrative Costs	1,000
Total	$50,000

Marketing and Promotional Expenses: This item refers to the cost of undertaking a marketing campaign via the Internet as well as limited selective direct mail advertising to targeted groups and organizations.  The direct advertising will be aimed at driving potential customers to our website. We expect to be incurring these costs commencing three to four months after the effective date of this registration and continuing throughout the remainder of the year.

Website development: The cost associated with preliminary development of the website.  These expenditures will be made as soon as funds become available.

Furniture and Equipment: This expense item refers to items such as a cash register, tables, chairs or other similar items.  These costs will be incurred during the fifth or sixth month after the date of this Prospectus.

Legal and Accounting Fees: This item refers to normal legal and accounting costs associated with maintaining a publicly traded company. We expect to be making these expenditures throughout the year, commencing on the effective date of this registration.

Website Hosting and Telecom:  This refers to the cost of hosting the company website and basic monthly telephone and fax communication services.  We expect to incur these costs throughout the period covered by this Registration Statement.

Miscellaneous Administrative Costs: This item refers to any small miscellaneous costs that have not otherwise been listed - such as bank service charges or other sundry items. We expect to be incurring these costs throughout the year.

Item 18. Description of Property

We do not own any property, real or otherwise. For the first year we will conduct our administrative affairs from our President’s office, at no cost to the Company.  Retail space will be rented when we have sufficient funds available.  The cost has not yet been determined; however, we expect to pay market rates.

We do not have any investments or interests in any real estate. We also do not invest in real estate mortgages, nor do we invest in securities of, or interests in, persons primarily engaged in real estate activities.

Item 19. Certain Relationships and Related Transactions

There are no promoters being used in relation with the Shareholder Offering or the Company Offering.  No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us.  No assets will be or are expected to be acquired from any promoter on behalf of our company.  We have not entered into any agreements that require disclosure to our shareholders.

Item 20. Market for Common Equity and Related Stockholder Matters

Market Information

Currently there is no public trading market for our stock, and we have not applied to have our common stock listed.  We intend to apply to have our common stock quoted on the OTC Bulletin Board. No trading symbol has yet been assigned.  Generally, persons who purchase stock from a company cannot resell that stock unless it is registered or exempt from registration. Under Rule 144 of the Act, provides an exemption from registration for resale of restricted shares by persons who have acquired restricted securities of the issuer, provided, however, that such sales meet certain requirements.  Those requirements include, among others, that certain financial information be available to the public, a person wishing to sell not be an officer, director or owner of ten percent (10%) or more of the stock of an issuer, the person wishing to sell must wait for a period of time (usually one or two years) prior to the sale, and there is a limitation of the amount of stock any one person can sell so as not to disrupt the trading markets.   Based on these requirements, none of the issued and outstanding shares are currently eligible for sale under Rule 144 of the Securities Act.    In February 2008, 4,100,000 shares will become eligible for sale under Rule 144, in March 2008, another 100,000 shares will become eligible for sale under Rule 144.

Security Holders.

As of the filing of this Registration Statement, we have forty (40) shareholders of record owning our common stock.

Dividends.

As of the filing of this Registration Statement, we have not paid any dividends to our shareholders. There are no restrictions, other than the availability of sufficient funds, that would limit our ability to pay dividends on common equity or that are likely to do so in the future. We will not be paying dividends to our shareholders in the foreseeable future.

Item 21. Executive Compensation

(a) No Officer or Director of the Company is receiving any remuneration at this time.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) No remuneration is proposed to be paid in the future directly or indirectly by the corporation to any officer or director under any plan which presently exists. There are no plans to increase the number of employees significantly over the next twelve months.

Director Compensation

Members of the Company’s Board of Directors do not receive compensation, as such, at this time.

Stock Option Grants

As of the date of this Prospectus the Company has not granted any stock options

Employment Agreements

We do not have any employment or consultant agreements with our officers and directors.

Item 22. Financial Statements

The following financial statements of Promodoeswork.com, Inc immediately follow this Prospectus:

Audited Financial Statements from date of inception, January 25, 2007, to June 30, 2007

Item 23. Changes In and Disagreements With Accountants on Accounting and Financial Disclosures

None, not applicable.

Promodoeswork.com, Inc.

 (A Development Stage Company)

AUDITED FINANCIAL STATEMENTS

For the Period of January 24, 2007 (Inception)

to Fiscal Year End June 30, 2007

Promodoeswork.com, Inc.

 (A Development Stage Company)

INDEX TO AUDITED FINANCIAL STATEMENTS

For the Period of January 24, 2007 (Inception) to Fiscal Year End June 30, 2007

          Page(s)

     Report of Independent Registered Public Accounting Firm                                    1

     Balance Sheet as of June 30, 2007

   2

    Statement of Operations for the Period of January 24, 2007 (Inception)

        to Fiscal Year End June 30, 2007

       3

    Statement of Changes in Stockholders’ Equity for the Period of

       January 24, 2007 (Inception) to Fiscal Year End June 30, 2007

     4

    Statement of Cash Flows for the Period of January 24, 2007 (Inception)

  to Fiscal Year End June 30, 2007

      5

    Notes to Financial Statements

     6-11

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

PromoDoesWork.com, Inc.

 (A Development Stage Company)

We have audited the accompanying balance sheet of PromoDoesWork.com, Inc. (A Development Stage Company) as of June 30, 2007, and the related statements of operations, stockholders’ equity and cash flows through June 30, 2007 and inception on January 24, 2007 through June 30, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PromoDoesWork.com, Inc. (A Development Stage Company) as of June 30, 2007 and the results of its operations and its cash flows through June 30, 2007 and inception on January 24, 2007 through June 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 6 to the financial statements, the Company is in the development stage, has no revenues and has no established operations, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 6.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Moore & Associates Chartered

Las Vegas, Nevada

October 4, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

Promodoeswork.com, Inc.

(A Development Stage Company)

BALANCE SHEET

Fiscal Year End June 30, 2007

ASSETS

Current Assets
Cash and cash equivalents	$ 51,095

Total Current Assets	51,095

TOTAL ASSETS	$ 51,095

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities	-

Total Current Liabilities	-

Total Liabilities	-

STOCKHOLDERS' EQUITY
Common stock, par value $.001, 100,000,000 shares authorized and
8,800,000 shares issued and outstanding	8,800
Additional paid-in capital	43,200
Deficit accumulated during the development stage	(905)

Total Stockholders' Equity	51,095

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 51,095

The accompanying notes are an integral part of these  financial statements

2

Promodoeswork.com, Inc.

(A Development Stage Company)

STATEMENT OF OPERATIONS

For the Period of January  24, 2007 (Inception) to Fiscal Year End June 30, 2007

The Period of
January 24, 2007
(Inception) to
Fiscal Year End
June 30, 2007

INCOME
Operating revenues	$ -

OPERATING EXPENSES
Organization costs	905
Total Operating Expenses	905

NET LOSS APPLICABLE TO COMMON SHARES	$ (905)

NET LOSS PER BASIC AND DILUTED SHARES	$ (0.00)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	8,580,000

The accompanying notes are an integral part of these financial statements.

3

Promodoeswork.com, Inc.

(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

From January 24, 2007 (Inception) to Fiscal Year End June 30, 2007

	Common Stock		Additional	Deficit accumulated	Stockholders'
	Shares	Amount	Paid-in Capital	during the develop-	Equity
				ment stage
January 24, 2007 (Inception)	-	$ -	$ -	$ -	$ -
Issuance of common stock for cash,
February 1, 2007	4,000,000	4,000	-	-	4,000
Issuance of common stock for cash,	-	-	-	-	-
February and March, 2007	4,800,000	4,800	43,200	-	48,000
Less net loss	-	-	-	(905)	(905)
Balance, June 30, 2007	8,800,000	$ 8,800	$ 43,200	$ (905)	$ 51,095

The accompanying notes are an integral part of these financial statements

4

Promodoeswork.com, Inc.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

For the Period of January 24, 2007 (Inception) to  Fiscal Year End June 30, 2007

Period of January 24, 2007
(Inception) to
Fiscal Year End
June 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (905)
Adjustments to reconcile net loss to net cash
(used in) operating activities	-

Changes in assets and liabilities	-

Total adjustments	-

Net cash (used in) operating activities	(905)

CASH FLOWS FROM INVESTING ACTIVITES

Net cash (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITES
Sale of common stock	52,000

Net cash provided by financing activities	52,000

NET INCREASE (DECREASE) IN
CASH AND CASH EQUIVALENTS	51,095

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS - END OF PERIOD

SUPPLEMENTAL CASH FLOW INFORMATION:
During the period, cash was paid for the following:
Income taxes	$ -
Interest	$ -

The accompanying notes are an integral part of these financial statements.

5

Promodoeswork.com, Inc.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the Period of January 24, 2007 (Inception) to Fiscal Year End June 30, 2007

NOTE 1-

ORGANIZATION AND BASIS OF PRESENTATION

Promodoeswork.com, Inc. (the Company) was incorporated on January 24, 2007 under the laws of the State of Nevada.  The business purpose of the Company is to market promotional apparel via the Internet.  The Company has elected June 30 as its fiscal year end.

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises.”  The Company is devoting substantially all of its efforts to development of business plans and preparation for implementation of its plans.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consists principally of currency on hand, demand deposits at commercial banks, and liquid investment funds having a maturity of three months or less at the time of purchase.  The Company had $51,095 in cash and cash equivalents as of June 30, 2007.

Start-up Costs

In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, “Reporting on the Costs of Start-up Activities”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Common Stock Issued For Other Than Cash

Services purchased and other transactions settled in the Company's common stock are recorded at the estimated fair value of the stock issued if that value is more readily determinable than the fair value of the consideration received.

6

Promodoeswork.com, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the Period of January 24, 2007 (Inception) to Fiscal Year End June 30, 2007

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(CONTINUED)

Net Income or (Loss) Per Share of Common Stock

The following table sets forth the computation of basic and diluted earnings per share:

JANUARY 24, 2007
(INCEPTION) TO
FISCAL YEAR END
JUNE 30, 2007

Net income (loss)	$ (905)
Weighted average common shares
outstanding (Basic)	8,580,000
Options	-
Warrants	-
Weighted average common shares
outstanding (Diluted)	8,580,000

Net loss per share (Basic and Diluted)	$ (0.000)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Recent Accounting Pronouncements

In May 2005 the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.”  This statement changes the requirements for the accounting for and reporting of a change in accounting principle.  Previously, Opinion 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of change the cumulative effect of changing to a new principle.  SFAS 154 requires retrospective application to prior periods’ financial statements when practicable.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” an amendment of FASB Statements No. 133 and 140.  SFAS No. 155 resolves issues addressed in SFAS No. Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized

7

Promodoeswork.com, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the Period of January 24, 2007 (Inception) to Fiscal Year End June 30, 2007

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(CONTINUED)

Recent Accounting Pronouncements (Continued)

Financial Assets,” and permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are free-standing derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another financial instrument.  SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006.  The implementation of this standard did not have a material impact on the Company’s financial position, results of operations, or cash flows.

In March, 2006 the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets,” an amendment of SFAS No. 140.  SFAS No. 156 requires an entity to recognize a servicing asset or liability each time that it undertakes an obligation to service a financial asset by entering into a service contract under a transfer of the servicer’s financial assets that meets the requirements for sale accounting, a transfer of the servicer’s financial assets to a qualified special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale or trading securities in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” and an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates.  Additionally, SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, permits an entity to choose either the use of an amortization or fair value method for subsequent measurements, permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights and requires separate presentation of servicing assets and liabilities subsequently measured at fair value and additional disclosures for all separately recognized servicing assets and liabilities.  SFAS No. 156 is effective for transactions entered into after the beginning of the first fiscal year that begins after September 15, 2006.  The implementation of this standard did not have a material impact on the Company’s financial position, results of operations, or cash flows.

8

Promodoeswork.com, Inc.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the Period of January 24, 2007 (Inception) to Fiscal Year End June 30, 2007

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(CONTINUED)

Recent Accounting Pronouncements (Continued)

In September, 2006 the FASB issued SFAS No. 157, “Fair Value Measurements,” which provides a definition of fair value, establishes a framework for measuring fair value and requires expanded disclosures about fair value measurements.  SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years.  The provisions of SFAS No. 157 should be applied prospectively.  Management is assessing the potential impact on its financial condition and results of operations.

In September, 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Post-retirement Plans,”  which amends SFAS No. 87, “Employers’ Accounting for Pensions,” SFAS No. 88, “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Plans and for Termination Benefits,” SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions,” and SFAS No. 123R, “Employers’ Disclosures about Pensions and Other Post-retirement Benefits (revised 2003).”   This statement requires companies to recognize an asset or liability for the over-funded or under-funded status of their benefit plans in their financial statements.  SFAS No. 158 also requires the measurement date for plan assets and liabilities to coincide with the sponsor’s year end.  The standard provides two transition alternatives related to the change in measurement date provisions.  The recognition of an asset or liability related to the funding status provision is effective for fiscal  years ending after December 15, 2006 and the change in measurement date provisions is effective for fiscal years ending after December 15, 2008.  This pronouncement has no effect on the Company at this time.

In February, 2007 the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities,” including an amendment to SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” applicable to all entities with available-for-sale and trading securities.  SFAS No. 159 permits entities to measure many financial instruments and certain other items at fair value.  Eligible items include recognized financial assets and liabilities other than investments or interests which an entity is required to consolidate, financial assets or liabilities recognized under leases, deposit liabilities of financial institutions, or financial instruments that are classified by the issuer as a component of shareholders’ equity.  Also eligible are firm commitments that would otherwise not be recognized at inception and that involve only financial instruments, non-financial insurance contracts and warranties that the issuer can settle by paying a third party to provide those goods or services, and host financial instruments that

9

Promodoeswork.com, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the Period of January 24, 2007 (Inception) to Fiscal Year End June 30, 2007

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(CONTINUED)

Recent Accounting Pronouncements (Continued)

result from separation of an embedded non-financial derivative instrument from a non-financial hybrid instrument.  SFAS No. 159 is effective as of the beginning of an entity’s fiscal year that begins after November 15, 2007.  This pronouncement has no effect on the Company at this time.

NOTE 3-

PROVISION FOR INCOME TAXES

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income regardless of when reported for tax purposes.  Deferred taxes are provided in the financial statements under SFAS No. 109 to give effect to the temporary differences which may arise from differences in the bases of fixed assets, depreciation methods  and allowances based on the income taxes expected to be payable in future years.  Minimal development stage deferred tax assets arising as a result of net operating loss carry-forwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods.  Operating loss carry-forwards generated during the period from January 24, 2007 (date of inception) through June 30, 2007 of approximately $905 will begin to expire in 2028.  Accordingly, deferred tax assets of approximately $272 were offset by the valuation allowance.

NOTE 4 -

STOCKHOLDERS’ DEFICIT

Common Stock

As of June 30, 2007 the Company has 100,000,000 shares of common stock with a par value of $.001 per share authorized and 8,800,000 shares issued and outstanding.

The following details the stock transactions for the Company:

On February 1, 2007 the Company issued 4,000,000 shares of its common stock to its founders for $.001 per share, totaling $4,000 cash, to be used for initial working capital.

During February and March of 2007 the Company sold 4,800,000 shares of its common stock at $.01 per share for $48,000 cash to be used for working capital and for the implementation of its business plan.

10

Promodoeswork.com, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the Period of January 24, 2007 (Inception) to Fiscal Year End June 30, 2007

NOTE 5-

RELATED PARTY TRANSACTIONS

Services and facilities have been provided, without compensation, by officers and directors of the Company during its formation and for the initial sale of stock.  No value has been assigned to the services nor has any expense and capital contribution been included in the financial statements.

NOTE 6-

GOING CONCERN

The accompanying condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.

The Company is in the development stage and has no recurring operating revenues. These items raise substantial doubt about the Company’s ability to continue as a going concern.

In view of these matters, realization of the assets of the Company is dependent upon the Company’s ability to meet its financial requirements and the success of future operations.  These condensed financial statements do not include adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

11